                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statements Nos. 333-28965,333-31865, 333-31867, 333-31869, 333-31871, 333-59125, 333-89629,
333-51812, 333-51818, 333-51822 and 333-58792 of General Cable Corporation on
Forms S-8 and 333-108950 of General Cable Corporation on Form S-3 of our report dated January 29, 2003 (November 4, 2003 as to Note 25), which contains an unqualified opinion and includes an explanatory paragraph relating to a change in its method of accounting for certain inventory, appearing in this Current Report on Form 8-K of General Cable Corporation dated November 4, 2003.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
November 4, 2003